EXHIBIT 24.1




                            LAZAR LEVINE & FELIX LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                                350 FIFTH AVENUE
                               NEW YORK, NY 10118

                            Telephone (212) 736-1900
                               Fax (212) 629-3219





                         Report of Independent Auditors

         We hereby consent to the use in this Registration Statement on Form S-8 of our report dated March 24, 2000 (except as to Note 10 which is dated March 28, 2000), relating to the financial statements as of and for the year ended Decebmer 31, 1999, of Pick-Ups Plus, Inc.


/s/ LAZAR LEVINE & FELIX LLP
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New York, NY
August 31, 2000